EXHIBIT 10.32

INSTRUMENT DESIGNATING PARTICIPANT
OF THE COLE NATIONAL GROUP, INC.
1999 SUPPLEMENTAL RETIREMENT BENEFIT PLAN

     WHEREAS, Larry Pollock (“Pollock”), Cole National Corporation, a Delaware corporation (“Parent”), Cole National Group, Inc., a Delaware corporation (the “Company”), Cole Vision Corporation, a Delaware corporation (“Cole Vision”), Pearle, Inc., a Delaware corporation (“Pearle”) and Things Remembered, Inc., a Delaware corporation (“Things Remembered”) (collectively, the Company, Cole Vision, Pearle and Things Remembered are the “Subsidiaries,” and each individually, a “Subsidiary”) are parties to an employment agreement dated June 2, 2003 and effective June 25, 2003 (the “Effective Date”) (the “Employment Agreement”); and

     WHEREAS, the Employment Agreement provides that Pollock will participate in a supplemental executive retirement plan established and maintained by Parent or the Subsidiaries that will provide, together with any other retirement benefits received by Pollock under any Retirement Plans (as defined in the Employment Agreement), Pollock with the annual retirement benefits in the amounts set forth herein.

     NOW THEREFORE, Pollock, Parent and the Subsidiaries agree that the designation set forth herein satisfies the obligations of Parent and the Subsidiaries to Pollock under Section 4(e) of the Employment Agreement.

1.	Participant. The Company hereby designates Pollock as a Participant in the Cole National Group, Inc. 1999 Supplemental Retirement Benefit Plan, effective January 1, 1999 (as amended from time to time) (the “Plan”).

2.	Special Provisions. For purposes of calculating the Supplemental Retirement Benefit payable to Pollock in accordance with the Plan, unless otherwise provided under the Plan or herein, the definitions used shall be the same as those used under the Cole National Group, Inc. Retirement Plan (as amended and restated January 1, 2001) (the “Pension Plan”).

(b)	For purposes of calculating the Supplemental Retirement Benefit payable to Pollock in accordance with the Plan, “Final Annual Salary” shall mean Pollock’s final annual base salary immediately prior to the date of his termination of employment.

(c)	For purposes of calculating the Supplemental Retirement Benefit payable to Pollock in accordance with the Plan, the annual Supplemental Retirement Benefit payable to Pollock commencing after Pollock’s retirement on or after his attainment of age 65 (calculated as a single life annuity) shall be the amount determined by the formula “A-B,” where:

A=	50% of Final Annual Salary, and

B=	the annualized amounts, if any, payable to Pollock in accordance with the Pension Plan (calculated as a single life annuity).

(d)	For purposes of calculating the Supplemental Retirement Benefit payable to Pollock in accordance with the Plan, the annual Supplemental Retirement Benefit payable to Pollock commencing after Pollock’s retirement prior to his attainment of age 65 (calculated as a single life annuity) shall be the amount determined by the formula “A-B,” where:

A =	35% of Final Annual Salary, and
B =	the annualized amounts, if any, payable to Pollock in accordance with the Pension Plan (calculated as a single life annuity).

(e)	The benefit accrued under (c) and (d) above shall be nonforfeitable upon the completion by Pollock of thirty (30) months of employment with Parent and the Subsidiaries following the Effective Date. If Pollock terminates his employment with Parent and the Subsidiaries prior to the completion of thirty (30) months for any reason, such benefit will be forfeited.

(f)	Notwithstanding Section 3.4 of the Plan, Pollock’s Supplemental Retirement Benefit shall be payable in (i) a one-time lump sum cash payment, (ii) a series of up to twenty (20) annual installments with interest credited and compounded quarterly on the unpaid balance at the interest rate specified from time-to-time under the Cole National Group, Inc. Supplemental Retirement Benefit Plan, or (iii) the same form and for the same duration as the benefits payable to the Participant (or Beneficiary) under the Pension Plan, as elected by Pollock. Any form of payment of Pollock’s Supplemental Retirement Benefit shall be Actuarially Equivalent to the annual Supplemental Retirement Benefit calculated under (c) or (d) above, as applicable. Pollock’s election of the form of payment of his Supplemental Retirement Benefit shall be made by written notice filed with the Company at least six (6) months prior to his voluntary termination of employment with, or retirement from, Parent and the Subsidiaries. Any such election may be changed by Pollock at any time and from time to time without the consent of any other person by filing a later signed written election with the Company; provided that any election made less than six (6) months prior to his voluntary termination of employment or retirement shall not be valid, and in such case payment shall be made in accordance with his prior election.

(g)	In the absence of any effective election, Pollock’s Supplemental Retirement Benefit shall be payable in a one-time lump sum cash payment. Pollock shall be permitted to designate a beneficiary or beneficiaries for purposes of the Plan (on a form provided by the Company) to receive a benefit in the event that he dies after commencement of benefits under the Plan but before any lump sum elected is paid, or with any remaining elected installments unpaid.

(h)	As used herein, the terms “Actuarially Equivalent” or “Actuarial Present Value” shall mean a benefit of actuarial equivalence determined using the 1994 Group Annuity Reserving Table (94 GAR) or such other mortality table that may be subsequently adopted by the Internal Revenue Service for purposes of Section 417 of the Code and an interest rate equal to the average of the Moody’s AA Corporate Bond rate for the 36-month period ending with the month prior to the month Pollock’s Supplemental Retirement Benefit is to commence.

3.	Nothing committed to in this instrument may be changed, directly or indirectly, by an amendment of the Plan or otherwise, without the prior written consent of Pollock.

4.	This instrument shall satisfy the terms of Section 4(e) of the Employment Agreement

Dated as of January 23, 2004	COLE NATIONAL CORPORATION

	By:	/s/ Leslie D. Dunn

	Title:	Senior Vice President

COLE NATIONAL GROUP, INC.

	By:	/s/ Leslie D. Dunn

	Title:	Senior Vice President

COLE VISION CORPORATION

	By:	/s/ Leslie D. Dunn

	Title:	Senior Vice President

	PEARLE,	INC.

	By:	/s/ Leslie D. Dunn

	Title:	Senior Vice President

THINGS REMEMBERED, INC.

By:	/s/ Leslie D. Dunn

Title:	Senior Vice President

     Agreed and consented to this 23rd day of January, 2004.

/s/ Larry Pollock

Larry Pollock

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